EXHIBIT 23.1




MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registrations statement on Form SB2/A of Caddystats Inc, of our report dated July 16, 2007 and our report dated May 22, 2007 on our review of the financial statements of Caddystats Inc as of nine months ended May 31, 2007 and the six month ended February 28, 2007 and the related statements of operations, stockholders' equity and cash flows from for the periods then ended, and the reference to us under the caption "Experts."








/s/ MOORE & ASSOCIATES, CHARTERED
Moore & Associates Chartered
Las Vegas, Nevada
August 23, 2007



















               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                        (702)253-7511 FAX (702)253-7501
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